Exhibit 99.1

                    Digital Fusion Announces Lt. Gen (Ret.)
                 Ronald V. Hite Appointed to Board of Directors

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Dec. 1, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, announced today that Lt. Gen. (Ret.) Ronald V. Hite has been appointed to the company's board of directors. Lt. Gen. Hite was also appointed to the board's audit committee.
    "Lt. Gen. Hite's extensive defense and federal services expertise will add to the board's strengths in those areas," said Frank Libutti, Digital Fusion chairman and CEO. "We're very pleased and excited to have him join us."
    "I am thrilled at the opportunity to be part of such an accomplished group of individuals," Hite said. "To be able to contribute to the direction of the company as it grows is exciting, and I look forward to offering my background in federal services as a resource for the board."
    Lt. Gen. Hite retired July 1, 1997, from the United States Army after 33 years of service. Upon retirement from the military, General Hite joined Cypress International and later retired as the chairman & CEO in January 2005. He currently serves as the chairman & chief executive officer (emeritus) and senior advisor to Cypress.
    General Hite's last active duty assignment was as Military Deputy to the Assistant Secretary of the Army for Research, Development and Acquisition, the senior military advisor to the Army Acquisition Executive and the Army Chief of Staff on all research, development and acquisition programs and related issues. He has testified as the principal military witness for Research, Development and Acquisition appropriations with Congress, supervised the Program Executive Officer System, and also served as the Director, Army Acquisition Corps. General Hite is a native of Washington County, Tennessee.

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Ala., is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


    CONTACT: Digital Fusion, Inc., Huntsville
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com